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                                                                     EXHIBIT 3.4

                           CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          COINMACH LAUNDRY CORPORATION

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                   Adopted in accordance with the provisions
                   of Section 242 of the General Corporation
                          Law of the State of Delaware
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          I, Robert M. Doyle, Senior Vice President, of Coinmach Laundry
Corporation, a corporation existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

          FIRST:  That the name of the corporation is COINMACH LAUNDRY
CORPORATION.

          SECOND: That the Certificate of Incorporation of the Corporation has been amended as follows:

          By striking out the whole of ARTICLE FOUR, SECTION 1 thereof as it now exists and inserting in lieu and instead thereof a new ARTICLE FOUR, SECTION 1, reading in its entirety as follows:

               "The aggregate number of shares of stock which the Corporation has authority to issue is 56,000,000, consisting of 20,000,000 shares of Series Preferred Stock, par value $.01 per share (the "Series Preferred Stock"), 35,000,000 shares of Class A Common Stock, par value $.01 per shares (the "Class A Common Stock") and 1,000,000 shares of Class B Non-Voting Common Stock, par value $.01 per share (the "Class B Common Stock"). The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Securities". All of such shares shall be issued and fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payments in respect thereof."
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          THIRD:  That resolutions were adopted at a meeting duly held by the
Board of Directors of the Corporation in accordance with the provisions of
Section 141 of the General Corporation Law of the State of Delaware whereby they set forth such amendment, declared such amendment to be advisable and called for the consideration of such amendment by the Corporation's stockholders.

          FOURTH:   That thereafter, such amendment was duly adopted in
accordance with the provisions of Section 242(b)(1) of the General Corporation Law of the State of Delaware and all other applicable provisions of the General Corporation Law of the State of Delaware by a majority of the stockholders of the Corporation entitled to vote thereon.

          IN WITNESS WHEREOF, the undersigned being the Senior Vice President of the Corporation has signed this certificate as of this 9th day of June, 1998.

                                    /s/  ROBERT M. DOYLE
                                    ____________________________
                                    Robert M. Doyle
                                    Senior Vice President


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